UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of the earliest event reported: MARCH 24, 2004
                                                    --------------

                         TOUCHSTONE RESOURCES USA, INC.

       (Exact Name of Small Business Company as Specified in Its Charter)


                        Commission file number: 000-50228


            DELAWARE                               33-0967974
     ------------------------------                -----------
    (State or Other Jurisdiction of               (IRS Employer
     Incorporation of Organization)            Identification Number)


                      111 PRESIDENTIAL BOULEVARD, SUITE 165
                              BALA CYNWYD, PA 19004
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                    (Address of Principal Executive Offices)

                                 (610) 771-0680
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              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On March 24, 2004, the Company purchased: (i) a 75% membership interest in Knox Gas, LLC ("Knox Gas"; such interest, the "Knox Gas Interest"), and (ii) a one percent (1%) membership interest in Knox Miss., LLC ("Knox Miss LLC"; such interest the "Knox Miss Interest" and together with the Knox Gas Interest, the "Knox Interests"), from FEQ Gas, LLC, a Delaware limited liability company ("FEQ Gas"), in consideration for which the Company agreed to make capital contributions to Knox Gas in the amount of $5,000,000 to fund Knox Gas' obligations under a secured promissory note (the "Knox Gas Note") due from Knox Gas to Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.), a Nevada corporation ("Endeavour"). As a result of the purchase of the Knox Gas Interest, Knox Gas became a subsidiary of the Company for accounting purposes.

      Knox Gas is a Delaware limited liability company that owns a 99% limited partnership interest in Knox Miss. Partners, L.P., a Delaware limited partnership ("Knox Miss LP"), and Knox Miss LLC is a Delaware limited liability company and the general partner in Knox Miss LP. Knox Miss LP owns a leasehold interest in a 120,000-acre position in the Black Warrior Basin of northern Mississippi with Clayton Williams Energy, Inc. of Midland Texas.

      The Knox Gas Note accrues interest at a rate of 4.5% per annum payable on maturity. Principal payments under the Knox Gas Note are payable as follows:
$500,000 plus accrued and unpaid interest is due on or before March 27, 2004; $1,000,000 plus accrued and unpaid interest is due on or before April 27, 2004; $1,000,000 plus accrued and unpaid interest is due on or before June 27, 2004; and $2,000,000 plus accrued and unpaid interest is due on or before August 27, 2004. The Knox Gas Note is secured by the Knox Interests under an Interest Pledge Agreement, dated February 26, 2004, by and between Knox Gas and Endeavour. An agreement evidencing the Knox Interests will be released and delivered to the Company after full payment of all of the principal and interest due under the Knox Gas Note is made to Endeavour. Upon the occurrence of an event of default under the Note, Endeavour has the right to demand the transfer of the Knox Interests into its name or to take control of and manage all or any of the Knox Interests. Accordingly, a default by the Company under the Knox Gas Note and the subsequent exercise of available remedies by Endeavour could result in a loss of the Knox Interests and, as a consequence thereof, a change in control of Knox Gas.

      On March 26, 2004, the Company made an initial capital contribution of $475,000 in cash to PHT Stent Partners, L.P., a Delaware limited partnership ("PHT Stent"), in exchange for a 23.95% limited partnership interest in PHT Stent. PHT Stent is a participant in a group of independent oil and gas companies led by Discovery Geo (Australia) Corporation that is exploring the Taranaki Basin. The Taranaki Basin lies offshore along the western side of New Zealand's North Island and is the premier hydrocarbon province in New Zealand.

      On April 4, 2004, the Company made an initial capital contribution of $550,000 in cash to PHT Wharton Partners, L.P., a Delaware limited partnership ("PHT Wharton"), in exchange for a 24.53% limited partnership interest in PHT Wharton. PHT Wharton currently owns a leasehold interest in 893 acres in the Colorado Bend, which is part of a gas producing trend located approximately 30 miles west of Houston in the northern part of Wharton County, Texas.

      On April 30, 2004, Touchstone Louisiana, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, purchased a 24.9975% Class A limited partnership interest (the "LSP Interest") in Louisiana Shelf Partners, L.P., a Delaware limited partnership ("Louisiana Shelf"), from Endeavour in consideration for which the Comapany paid Endeavour $250,000 and issued a promissory note (the "Endeavour Note") payable to Endeavour in the amount of $2 million. Louisiana Shelf is engaged in an exploration program involving 2 lease areas covering portions of East Cameron Offshore Blocks 4 and 17, which are located in Louisiana state waters in the transition zone of the south Louisiana producing region.

      The Endeavour Note accrues interest at a rate of 3% per annum payable on maturity. Principal payments under the Endeavour Note commence upon the completion of the first oil or gas well to be drilled on any of certain oil, gas or mineral leases described in the Endeavour Note, at which time monthly payments in an amount equal to a percentage of the monthly cash flows generated by Louisiana Shelf from all oil and gas wells on the subject leases for the immediately preceding calendar month are due and payable by the Company. The percentage of the monthly cash flows payable by the Company is the percentage ownership of Louisiana Shelf represented by the LSP Interest. A conditional accelerated payment in an amount equal to the lesser of: (a) the remaining unpaid principal and interest due under the Endeavour Note, or (b) the sum of $800,000 plus accrued but unpaid interest, is due within 30 days of the date the average gross daily rate of natural gas production from any such well meets or exceeds a threshold of five (5) million cubic feet of natural gas per day. In the event this first threshold is met, a second conditional accelerated payment in an amount equal to the lesser of: (a) the remaining unpaid principal and interest due under the Endeavour Note, or (b) the sum of $1,200,000 plus accrued but unpaid interest, is due within 30 days of the date that the average gross daily rate of natural gas production from any such well meets or exceeds a threshold of three (3) million cubic feet of natural gas per day during the fifth (5th) calendar month following the calendar month in which the date of first production for such well occurs.

      The amount of the consideration paid by the Company in connection with the above transactions (the "Transactions") was determined in arm's-length negotiations between the parties thereto, and the terms of the Transactions were approved by each of such parties' respective board of directors. Prior to the Transactions, there were no material relationships between the Company or any of its subsidiaries, or any of their respective affiliates, officers and directors, or associates of any such officers or directors, on the one hand, and FEQ Investments, PHT Stent, PHT Wharton or Endeavour, as applicable, on the other hand; except that, on the date the Company acquired the Knox Interests from FEQ Gas, FEQ Investments was the managing member of FEQ Gas and was a beneficial owner of greater than five percent (5%) of the issued and outstanding shares of the Company's common stock.

      The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by the terms of the agreements and promissory notes filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

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      The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that this report is required to be filed with the Securities and Exchange Commission ("SEC").

(b) Pro Forma Financial Information.

      The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that this report is required to be filed with the SEC.

(c) Exhibits.

      10.1 Securities Purchase Agreement, dated March 24, 2004, by and among Touchstone Resources USA, Inc., FEQ Gas, LLC, Knox Gas, LLC and Knox Miss., LLC.

      10.2 Secured Promissory Note, dated February 26, 2004, made by Knox Gas, LLC in favor of Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.).

      10.3 Interest Pledge Agreement, dated February 26, 2004, by and between Knox Gas, LLC and Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.).

      10.4 Subscription Agreement, dated March 26, 2004, by and between Touchstone Resources USA, Inc. and PHT Stent Partners, L.P.

      10.5 Subscription Agreement, dated April 4, 2004, by and between Touchstone Resources USA, Inc. and PHT Wharton Partners, L.P.

      10.6 Interest Purchase Agreement, dated April 30, 2004, by and between Touchstone Louisiana, Inc. and Endeavour International Corporation.

      10.7 Promissory Note, dated April 30, 2004, made by Touchstone Louisiana, Inc. in favor of Endeavour International Corporation.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TOUCHSTONE RESOURCES USA, INC.

Dated: May 21, 2004                        /s/ Stephen P. Harrington
                                           -------------------------------------
                                           Stephen P. Harrington
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit
Number      Description

      10.1 Securities Purchase Agreement, dated March 24, 2004, by and among Touchstone Resources USA, Inc., FEQ Gas, LLC, Knox Gas, LLC and Knox Miss., LLC.

      10.2 Secured Promissory Note, dated February 26, 2004, made by Knox Gas, LLC in favor of Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.).

      10.3 Interest Pledge Agreement, dated February 26, 2004, by and between Knox Gas, LLC and Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.).

      10.4 Subscription Agreement, dated March 26, 2004, by and between Touchstone Resources USA, Inc. and PHT Stent Partners, L.P.

      10.5 Subscription Agreement, dated April 4, 2004, by and between Touchstone Resources USA, Inc. and PHT Wharton Partners, L.P.

      10.6 Interest Purchase Agreement, dated April 30, 2004, by and between Touchstone Louisiana, Inc. and Endeavour International Corporation.

      10.7 Promissory Note, dated April 30, 2004, made by Touchstone Louisiana, Inc. in favor of Endeavour International Corporation.